As filed with the Securities and Exchange Commission on November 4, 2011

Registration No. 333-157347

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

HUSA LIQUIDATING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-2748248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

HUSA Liquidating Corporation
c/o Joseph J. Luzinski
Development Specialists, Inc.
200 South Biscayne Boulevard, Suite 1818
Miami, Florida 33131
 (Address of principal executive offices, including zip code)
_____________________________

Joseph J. Luzinski
Chief Restructuring Officer
HUSA Liquidating Corporation
Development Specialists, Inc.
200 South Biscayne Boulevard, Suite 1818
Miami, Florida 33131
Phone: 305-274-2717
(Name, address and telephone number, including area code, of agent for service)
    _____________________

Copy to:
LaDawn Naegle, Esq.
Bryan Cave LLP
1155 F Street, NW, Suite 700
Washington, DC 20004
Phone: (202) 508-6000

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANANTORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-157347) of the registrant filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2008, declared effective by the Commission on April 28, 2008 (the “Registration Statement”), hereby amends the Registration Statement to deregister all 6,400,000 shares of the registrant’s common stock registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Palm Beach, state of Florida, on this 27th day of October, 2011.

HUSA LIQUIDATING CORPORATION.

By:	/s/ Joseph J. Luzinski
Joseph J. Luzinski
Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph J. Luzinski
Joseph J. Luzinski	Chief Restructuring Officer	October 27, 2011
(Principal Executive Officer)
(Principal Financial Officer)
(Principal Accounting Officer)

Director
Thomas W. Archibald		October 27, 2011

/s/ Bruce N. Bagni	Director	October 27, 2011
Bruce N. Bagni

/s/ Paul A. Brown, M.D.
Paul A. Brown, M.D.	Director	October 27, 2011

/s/ Joseph L. Gitterman III
Joseph L. Gitterman III	Director	October 27, 2011

/s/ Michel Labadie
Michel Labadie	Director	October 27, 2011

/s/ David J. McLachlan
David J. McLachlan	Director	October 27, 2011

/s/ Stephen W. Webster
Stephen W. Webster	Director	October 27, 2011